Exhibit 99.1

NEWS
For release Monday, January 27, 2003

                                        Contact: Christine Messina-Boyer
                                        Millennium Cell Inc.
                                        856-642-6345


MILLENNIUM CELL ANNOUNCES FAVORABLE SHAREHOLDER VOTE AND APPEAL OF NASDAQ DE-LISTING NOTIFICATION

Shareholders approve implementation of new financing; MCEL appeals National Market de-listing

         Eatontown, NJ--January 27, 2003-- Millennium Cell Inc. (NASDAQ: MCEL), a leading technology company that has created a proprietary technology to safely store, generate and deliver pure hydrogen, today announced shareholder approval of the issuance of secured convertible debentures and certain related warrants. Shareholders approved the action in a special meeting on January 22, 2003. The vote was necessary to complete a financing program to fund the continuing research, development and commercialization of Millennium Cell's Hydrogen on Demand(TM) technology. 19,522,311 shares (67% of all outstanding shares) were voted by proxy or in person, with 19,155,103 shares (66%) voting in favor of the measure.

         The company also announced that it has filed an appeal of a decision by The NASDAQ Stock Market (NASDAQ) to remove the company from the NASDAQ National Market listing due to deficiencies in Rule 4450(a)(3) of the NASDAQ Marketplace Rules which sets forth a minimum $10 million stockholders' equity requirement. In December 2002, Millennium Cell filed a compliance plan with NASDAQ in an effort to meet the requirement for $10 million in stockholder equity, a requirement that went into effect on November 1, 2002 as a result of changes to NASDAQ's Maintenance Standard 1. In the Company's Form 10-Q filed for the fiscal quarter ended September 30, 2002, the Company reported stockholders' equity of $8,752,130. NASDAQ notified the company that the compliance plan was not accepted and that the company would be removed from the National Market listing, pending appeal to the Listing Qualifications Panel. This notification was received prior to the favorable shareholder's vote, approving the issuance of secured convertible debentures as described above. The company is confident that it can resolve matters with NASDAQ either by presenting an alternative compliance plan for the National Market in the appeal process or by moving it's listing to the Small Cap Market. Millennium Cell currently meets all listing criteria for the Small Cap Market.

         "We are extremely pleased to have earned the approval of our shareholders to complete the financing previously announced in 2002," said Dr. Stephen S. Tang, Millennium Cell President and CEO. "These funds will sustain company operations as we move forward to commercialization of our technology."

         He added, "we look forward to working with NASDAQ during the appeal process and feel confident that we meet all current requirements for listing on the NASDAQ Small Cap Market in the event that our appeal does not succeed."


About Millennium Cell

Founded in 1998, Millennium Cell is based in Eatontown, NJ and has developed a multi-faceted patent portfolio, which the Company is pursuing in the United States and internationally surrounding a proprietary process called Hydrogen on Demand(TM). The Hydrogen on Demand(TM) system safely generates pure hydrogen from environmentally friendly raw materials. In the process, the energy potential of hydrogen is carried in the chemical bonds of sodium borohydride, which in the presence of a catalyst releases hydrogen. The primary input components of the reaction are water and sodium borohydride, a derivative of borax. Borax is found in substantial natural reserves globally. Hydrogen from this system can be used to power fuel cells or fed directly to internal combustion engines. Millennium cell also has a patented design for boron-based longer-life batteries. For more information visit www.millenniumcell.com or call 866-532-2783.

Cautionary Note Regarding Forward-looking Statements:


This press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate", "on target" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell's hydrogen fuel storage and delivery system, (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems, (iii) competition from current, improving and alternative power technologies, (iv) our ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of our hydrogen fuel storage and delivery system, (v) our ability to protect our intellectual property, (vi) our ability to achieve budgeted revenue and expense amounts and (vii) other factors detailed from time to time in Millennium Cell's filings with the Securities and Exchange Commission.




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